Exhibit 10.4

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (“Agreement”) is entered into by and between uVuMobile, Inc., a Delaware corporation (“uVuMobile”) and William Loughman (“Employee”) (uVuMobile and Employee are collectively referred to as the “Parties”) and is effective as of the date of execution by both parties (the “Effective Date”).

RECITALS
WHEREAS, Employee previously entered into an employment agreement with SmartVideo Technologies, Inc. (“SVT”) (the “Prior Agreement”); and

WHEREAS, the Prior Agreement provided Employee with certain rights and obligations with respect to his employment with SVT; and

WHEREAS, Employee desires to terminate the Prior Agreement and to waive all rights and obligations under the Prior Agreement and otherwise against SVT, uVuMobile and related entities;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, it is agreed:

AGREEMENT

1.      Consideration provided by uVuMobile:  In exchange for the promises and Agreements of Employee hereunder, uVuMobile hereby agrees to provide Employee with an equity or convertible debt valued at $42,500 in the next equity transaction valued at greater than $1 million dollars and upon receipt of a fully executed version of this agreement, the Company shall grant stock options to acquire 1,000,000 shares of uVuMobile’s common stock (each an “Option” and collectively the “Options”) under such terms and conditions as provided for under the Company’s stock option plan.  The stock options shall be priced on the date of the grant and shall vest quarterly over a 24 months period and be immediately exercisable for 15 months following the grant notwithstanding anything to the contrary in the Company’s Stock Incentive Plan.  Provided, however, that if the Company does not receive the Financing commitment within three (3) months from the date of execution, this Agreement in its entirety shall be null and void.

2.      Release by Employee: In consideration of the consideration provided in Paragraph 1 above, Employee agrees that the Prior Agreement is hereby terminated and shall no longer be of any force or effect.  All rights and obligations owing to Employee under the Prior Agreement are hereby fully and forever released and discharged by Employee.  In addition, Employee fully, finally and forever releases and discharges uVuMobile, SVT, and each of their employees, agents, directors, officers, insurers, attorneys, successors, predecessors and assigns from any and all known claims, demands, actions, causes of action, rights, obligations, liabilities, debts, suits, damages, attorneys' fees, costs, expenses, and losses of every kind and nature whatsoever, whether in law or in equity, whether in contract, tort, or otherwise, including, but not limited to, consequential and incidental damages, whether now existing, previously existing, or existing in the future, and including, but not limited to, any claim to recover salary, benefit or other amounts pursuant to the Prior Agreement and/or pursuant to any benefit plan or program referenced in the Prior Agreement.

3.      Release by Company: In consideration of the Loughman’s forfeiture of certain of her severance obligations and other good and valuable consideration given herein, Company hereby releases, acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action (in law or in equity), suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, directly or indirectly, personally or in a representative capacity, against Loughman by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time up to and including the date of execution of this Agreement to the extent that such a release is permitted as a matter of law.  This general release includes, but is not limited to, all claims, manner of actions, causes of action (in law or in equity), suits or requests for attorneys’ fees and/or costs under the Employee Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964 as amended; the Americans with Disabilities Act; the Rehabilitation Act of 1973; the Family and Medical Leave Act; the anti-retaliation provisions of the Fair Labor Standards Act; the Equal Pay Act; the Pregnancy Discrimination Act; the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); the Occupational Safety and Health Act; the National Labor Relations Act; legal malpractice,  42 U.S.C. §§ 1981 through 1988; any federal, state or local law regarding retaliation for protected activity or interference with protected rights; and any state or local law, including but not limited to the Georgia AIDS Confidentiality Act; Georgia’s Law Regarding Equal Pay, O.C.G.A. § 34-5-1 etseq.; the Georgia Equal Employment for Persons with Disabilities Code;  the Georgia Constitution; and all claims under Georgia public policy or common law including, but not limited to, common law claims of outrageous conduct, intentional or negligent infliction of emotional distress, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, interference with employment relationship, civil rights, fraud and deceit and all other claims of any type or nature, including all claims for damages, wages, compensation, vacation, reinstatement, medical expenses, punitive damages, and claims for attorneys’ fees.  The Company and Loughman intend that this release shall discharge all claims against Loughman to the full and maximum extent permitted by law.  Company and Loughman further agree that to the extent that federal law prohibits the waiving of certain claims as a matter of law, this Agreement is not intended to waive any such claims.

4.      Assignment:  Employee represents and warrants that Employee has not assigned or otherwise transferred or subrogated any interest in any claim being released hereunder.

5.      No Admission of Liability:  This Agreement is made as a compromise of disputed claim or claims and does not constitute an admission of liability or other obligation on the part of any of the Parties.

6.      Representation By Counsel:  The execution of this Agreement by each Party is free and voluntary.  The Parties each warrant that they have either been represented by, or had an opportunity to consult with, counsel.  No promise or inducement to enter into this Agreement, except as expressly stated herein, is made by or to any Party.  This Agreement contains the entire agreement between the Parties hereto and the terms hereof supersede all prior discussion.

7.      Modifiability:  This Agreement may not be amended except by a writing signed by the Party against whom enforcement of such amendment is sought.

8.      Authorization:  Each Party has read this Agreement and understands the contents hereof.  Each person executing this Agreement on behalf of an entity is empowered to do so and thereby binds such entity.

9.      Severance:  If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provisions shall be severed or deleted and neither that provision, nor its severance and deletion, will affect the validity of the remaining provisions.  Any illegal or invalid provision shall be reconstrued and limited so as to be valid to the fullest extent permitted by applicable law and shall only be treated as illegal or invalid to the extent it is broader than so permitted.

10.    Counterparts:  This Agreement may be executed in counterparts and when each Party has signed and delivered at least one counterpart, each counterpart will be deemed an original and, when taken together with the other signed counterparts, will constitute one agreement which will be binding upon and effective as to all Parties.  Facsimile signatures are acceptable.

11.    Specific Performance; Attorney’s Fees:  This Agreement may be specifically enforced, and injunctive relief may be granted, without the posting of a bond, to prevent a breach of the Agreement since there is no adequate remedy at law.  The prevailing party in any proceeding brought to enforce this agreement shall be entitled to an award of its reasonable costs and expenses, including, without limitation, attorneys’ fees.  Nothing contained herein shall prevent either party hereto from seeking to enforce its rights for a breach of this Agreement.

Executed on the dates indicated below.

UVUMOBILE™, INC.			William J. Loughman

By:	/s/ Glenn Singer	By:	/s/ William Loughman
	Glenn Singer		William Loughman

Its:	Chairman of the Board	Its:	Interim CEO, President and CFO

	DATED: November 1, 2007		DATED: November 2, 2007